ALANCO ENVIRONMENTAL RESOURCES CORPORATION
                     4110 North Scottsdale Road, Suite 200
                           Scottsdale, Arizona 85251
                                 (602) 874-0448

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                                PROXY STATEMENT
                ________________________________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          To Be Held February 17, 1996

TO THE SHAREHOLDERS OF ALANCO ENVIRONMENTAL RESOURCES CORPORATION

NOTICE HEREBY IS GIVEN that a Special Meeting of Shareholders of Alanco Environmental Resources Corporation, an Arizona corporation (the "Company"), will be held at The Aladdin Hotel, 3667 Las Vegas Boulevard South, Las Vegas, Nevada, on February 17, 1996, at 10:00 a.m., Pacific Standard Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

     1.   To elect five (5) Directors of the Company.

This Special Meeting is called at the written request of the holders of 10% of all issued and outstanding shares of the Company stock, as provided for by Arizona law and the Company's By-laws. The business of the Special Meeting will be confined to the purpose stated herein, and to such additional matters as the Chairman of the meeting may rule to be germane to such purpose.

Only holders of the outstanding Common Stock and Class A Preferred Stock of the Company of record at the close of business on December 28, 1995 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All shareholders, whether or not they expect to attend the Special Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.
                                   DEAN A. DOUGLAS
                                   SECRETARY
Scottsdale, Arizona
January 8, 1996
                   Alanco Environmental Resources Corporation
                     4110 North Scottsdale Road, Suite 200
                           Scottsdale, Arizona 85251
                                 (602) 874-0448


                                PROXY STATEMENT


                        SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 17, 1996

                              GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Alanco Environmental Resources Corporation, an Arizona corporation (the "Company"), for use at the Company's Special Meeting of Shareholders to be held at The Aladdin Hotel, 3667 Las Vegas Boulevard South, Las Vegas, Nevada, on the 16th day of February, 1996 at 10:00 a.m., Pacfic Standard Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about January 11, 1996.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Shares will not be counted as part of the vote on any business at the Meeting on which the shareholder has abstained.

The Company's Annual Report to Shareholders for the fiscal year ended June 30, 1995 has been previously mailed or is being mailed simultaneously to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                      SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Company's Common Stock and Class A Preferred Stock, voting as a single group with each common or preferred share entitled to one vote. Only shareholders of record at the close of business on December 28, 1995 are entitled to notice of and to vote at the Meeting or any adjournment thereof. On December 28 , 1995, the Company had 32,048,140 shares of its Common Stock and 26 shares of its Class A Preferred Stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. No fractional shares are presently outstanding. A majority of the Company's outstanding voting stock represented in person or by proxy shall constitute a quorum at the Meeting. The affirmative vote of a majority of the votes cast, providing a quorum is present, is necessary to elect the Directors. Cumulative voting in the election of Directors is permitted.




                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AND OF MANAGEMENT

The following table presents information with respect to shares of the Company's Common Stock beneficially owned by the Company's Directors and Officers and by all Directors and Officers of the Company as a group and by the nominees for election to the Board of Directors who beneficially own shares in the Company, and by all other persons known by management to own beneficially five percent (5%) or more of the Company's Common Stock as of December 28, 1995. As defined in Rule 13d(d)(1) under the Securities Exchange Act of 1934, beneficial ownership includes shares issued and outstanding, convertible preferred stock and all options and warrants to acquire common stock.
                                           Amount and
Name and Address                           Nature of Bene-        Percent
of Beneficial Owner                        ficial Ownership       of Class

Lyons Capital Partners, L.P.,
4365 Executive Dr., #740
San Diego, CA 92121,                       6,051,220                18.9%

Peter Van Oosterhout (1)                     895,349                 2.8%
2544 Chamberlain Road
Akron, OH 44333

James Ricketts                                10,500                 0.033%
4110 N. Scottsdale Rd., #215
Scottsdale, AZ 85251

Norman E. Meyer (2)(3)                       105,500                 0.33%
4110 N. Scottsdale Rd., #200
Scottsdale, AZ 85251

Kevin L. Jones (2)(4)                      1,000,143                 3.12%
4110 N. Scottsdale Rd., #200
Scottsdale, AZ 85251

Dean A. Douglas (2)(3)                        50,000                 0.156%
4110 N. Scottsdale Rd., #200
Scottsdale, AZ 85251

John E. Haggar (2)(3)                         50,000                 0.156%
4110 N. Scottsdale Rd., #200
Scottsdale, AZ 85251

Larry Nelson (2)(3)                           25,500                 0.08%
4110 N. Scottsdale Rd., #200
Scottsdale, AZ 85251

Harold S. Carpenter (5)
939 Office Park Road, Suite 120              375,480                 1.17%
West Des Moines, IA 50265

Dennis Schlegel (5)                          148,740                 0.46%
Ione, Washington

Officers and Directors
as a Group
(7 individuals)                            2,036,492                 6.35%

(1) Includes 890,349 shares in the name of River Capital Corporation of which Mr. Van Oosterhout is President. Mr. Van Oosterhout disclaims any beneficial ownership of the above shares.
(2) Does not Includes Options to acquire Shares granted under the Company's Incentive Stock Option Plan and subject to a vote by the Shareholders approving the Incentive Stock Option Plan.


(3) Includes 100,000 shares issuable to Mr. Meyer, 50,000 shares issuable to Mr. Douglas, 50,000 shares issuable to Mr. Haggar and 25,000 shares issuable to Mr. Nelson upon the exercise of Options granted at $0.10 per share pursuant to the Company's Officers and Directors Stock Option Plan.
(4) Includes 541,100 shares held by Arjon Enterprises, Inc., a trust of which Mr. Jones is a beneficiary. Mr. Jones disclaims beneficial ownership of these shares.
(5)  Nominee for Director

                    VOTING MATTER 1:  ELECTION OF DIRECTORS

The Bylaws presently provide for a Board of Directors of not more than eleven
(11) members. The number of Directors of the Company has been fixed at five (5) by the Company's Board of Directors. The Company's Board of Directors recommends the election of Directors of the five (5) nominees listed below to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. The persons named as "proxies" in the enclosed form of Proxy, who have been designated by Management, intend to vote for the eleven (11) nominees for election as Directors unless otherwise instructed in such proxy. If at the time of the Meeting, any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee and nominees, if any, as shall be designated by the Board of Directors.

Nominees

The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held by him, the period during which he has served as such, and the class and term for which he has been nominated:
                                                                Year
Name                         Age    Position                    First Director

Harold S. Carpenter           61    none                           1995

Steven H. Davis               42    none                           1995

Bradley L. Gordon             43    none                           1995

Norman E. Meyer               50    Chairman/C.E.O./President      1994

Dennis Schlegel               45    none                           1995

Business Experience of Nominees

Norman E. Meyer: Mr. Meyer joined the Company's Board of Directors in December, 1994, was appointed President and Chief Executive Officer of the Company in April, 1995, and was elected Chairman of the Board in December, 1995. Mr. Meyer has over twenty-eight years of experience in the insurance industry and for the last fifteen years he has held executive positions of increasing operational responsibility. Since December, 1994, Mr. Meyer has served as Chief Executive Officer and a director of Phoenix Medical Management, Inc., a Phoenix based out-patient, rehabilitation/Surgical facility. Beginning in 1984 and until December 1994, Mr. Meyer served in various positions including Chief Operating Officer, Director and Chairman of the Board of Realistic Adjustment Company, Inc., a Phoenix, Arizona based insurance claims adjusting company. From January, 1995 to May, 1995 Mr. Meyer also served as Vice President of Operations, and remains a Director and Chairman of the Board of Travel Services of America, a Branson, Missouri travel agency. From 1992 to 1994, Mr. Meyer served as consultant to the United Labor Counsel Local 615 Welfare Fund wherein Mr. Meyer advised the Counsel on claims processing. The Union, the Welfare Fund Trustees, the Welfare Fund Insurance Underwriters and Mr. Meyer were named as Defendants in a 1992 civil action filed by the U.S. Department of Labor which alleged breach of fiduciary duty by the Defendants in the operation of the Welfare Fund under the Employee Retirement Income Security Act of 1974(ERISA). Mr. Meyer filed an

Answer denying all allegations based upon the fact that Mr. Meyer did not control or serve in the operation of the Welfare Fund and that the Department of Labor's extension of the definition of a _fiduciary_ under ERISA to include non-controlling consultants is unwarranted. Mr. Meyer believes there is a high probability of dismissal of the action against him if the matter goes to trial.

Harold S. Carpenter:   Mr. Carpenter is presently the President of Superiorgas
Co. , Des Moines, Iowa which is engaged in the business of trading and brokering bulk refined petroleum products with gross sales of approximately $500 million per year. He is also the General Partner of Superiorgas L.P., an investment
company affiliated with Superiorgas Co.    Mr. Carpenter founded these companies
in 1984 and 1980 respectively. Mr. Carpenter is also the President of Carpenter Investment Company, Des Moines, Iowa which is an real estate investment company holding properties primarily in central Iowa. From 1970 until 1994, Mr. Carpenter was the Chairman of the George A. Rolfes Company of Boone, Iowa which manufactured air pollution control equipment. Mr. Carpenter is currently a member of the board of directors of the Allied Group, Inc., a publicly owned insurance company headquartered in Des Moines, Iowa. Mr. Carpenter graduated from the University of Iowa in 1958 with a Bachelors of Science and Commerce degree.

Steven H. Davis: Mr. Davis is presently and since 1991 has been the President/CEO and a member of the Board of Directors of CET Environmental Services, Inc., of Tustin, California. CET is a publicly owned company engaged
in the business of environmental remediation.    Prior to 1991, Mr. Davis was
the Managing Partner with Lincoln Property Company, Irvine, California with responsibility for more than 3 million square feet of commercial building space in California and Colorado. Mr. Davis has over twenty years of experience in construction, development and financing of real estate and other businesses. Mr. Davis graduated from Brown University and received his Masters of Business Administration from the University of Southern California.
Bradley L. Gordon: Mr. Gordon is presently and since January, 1993 has been the President/CEO and a Board Member of Quality Franchise Systems, Inc., a $20 million franchising company headquartered in Sacramento, California with over 70 operating locations for its Mountain Mike Pizza restaurants. From November, 1983 to September, 1992, Mr. Gordon held positions with Pace Membership Warehouse, Inc., Denver, Colorado including Executive Vice President/Sales, Senior Vice President/Operations and Vice President/Human Resources.. Pace Membership Warehouse was a $5 billion wholesale cash and carry membership club. Mr. Gordon had responsibility for all operational aspects, managed a staff of six regional vice presidents and national directors of purchasing and marketing. During Mr. Gordon's tenure, Pace grew from 25 to 73 locations nationwide with
sales of over $3.5 billion.    From 1975 through 1983 Mr. Gordon held Human
Resources management positions with the Taco Bell Division of PepsiCo., Inc., and the Winchells Donut House Division of Denny's Restaurants, Inc. Mr. Gordon received his Masters of Science Degree in Human Resources Management from the College of Business of the University of Colorado in 1975 and a Bachelors Degree
in Business Management for the University of South Florida 1974.    Mr. Gordon
is also on the Board of Directors of the Kempe Center for the Prevention of Child Abuse in Denver, Colorado and the American Red Cross Denver Chapter. In the course of his position with Quality Franchise Systems, Inc., in November 1994 Mr. Gordon and several other corporations and individuals were named as a defendant in Clark v. O&S Management, et al. , Sacramento Municipal Court, which sought damages in a dispute involving a franchising fee allegedly paid by the Plaintiff. In July, 1995 the case was dismissed upon the Plaintiff's motion. Mr. Gordon believes the case was frivolous and without merit.


Dennis Schlegel: Since 1987, Mr. Schlegel has been an independent investor in small and start-up companies as well as a consultant to small and start-up business in the areas of corporate management and financing. Prior to Mr. Schlegel owned and operated Schlegel Investment Co., in Des Moines, Iowa and Schlegel Ranch Company, in Ione, Washington, both of which were engaged in land development. Mr. Schlegel attended one year at Drake University until he withdrew to devote his full time to business pursuits.

Committees:  Meetings of the Board

The Company has an Employment Compensation Committee and an Audit Committee. The Employment Compensation Committee and the Audit Committee were formed in 1995. Messrs. Van Oosterhout, Jones and Ricketts comprise the Employment Compensation Committee and Messrs. Nelson, Jones and Van Oosterhout are the Audit Committee. The Employment Compensation Committee recommends to the Board the compensation of executive officers and will serve as the Administrative Committee for the Company's Stock Option Plan. The Audit Committee serves as a liaison between the Board and the Company's auditor. The Employment Compensation Committee met two times during the fiscal year ended June 30, 1995 and the Audit Committee met two times during the fiscal year ended June 30, 1995. During 1995, the Company also had an Executive Committee composed of Dean Hough, D.R. Ellenbecker and Norman E. Meyer. The Executive Committee was formed in August, 1992 to oversee operations and was disbanded in August, 1995 after meeting six times during the past fiscal year.

The Company's Board of Directors held nine meetings during the fiscal year ended June 30, 1995, at which time all the then Directors were present or consented in writing to the action taken at such meetings. No incumbent Director attended fewer than 100% of said meetings.

Compliance with Section 16(a) of Securities Exchange Act of 1934

To the Company's knowledge, during the fiscal year ended June 30, 1995 the Company's Officers and Directors complied with all applicable Section 16(a) filing requirements. This statement is based solely on a review of the copies of such reports furnished to the Company by its Officers and Directors and their written representations that such reports accurately reflect all reportable transactions.

Family Relationships

There is no family relationship between any director, executive or person nominated or chosen by the Company to become a director or executive officer.


                             EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by the Company to its top executive officers whose compensation exceeded $60,000, which represents all of the executive officers of the Company.

Name of Indiv.      Capacities Served       Cash Compensation Stock Options

Norman E. Meyer (1)   President, CEO           $0               100,000
Dean Hough (2)        President, CEO           $48,000          300,000
Harrison Gentry (3)   President, CEO           $110,126         200,000
Richard Steinke (4)   CEO                      $34,000
Kevin L. Jones (5)    Chief Financial Officer  $58,500
Dean A Douglas (6)    V-P, Secretary           $8,000            50,000
John E. Haggar (7)    Treasurer                $6000             50,000

(1) Mr. Meyer is presently serving without an employment contract. On October 12, 1995 he was awarded five year options to acquire 100,000 shares of stock pursuant to the Company's Officers and Directors Stock
       Option Plan at a exercise price of $ 0.10.   The above information does
       not include additional five year options to acquire 50,000 of stock granted to Mr. Meyer pursuant to the Company's Incentive Stock Option Plan at an exercise price of $1.8125 per Share. These Options are subject to approval by the Shareholders of the Incentive Stock Option Plan.

(2) Mr. Hough served as President and CEO from December, 1994 to April, 1995 when he stepped down in favor of Mr. Meyer and then assumed management responsibilities for the Company's manufacturing subsidiary and then the

       Company's restaurant equipment subsidiary.   Pursuant to Mr. Hough's
       employment agreement he was to receive $8,000 per month plus options to purchase 20,000 shares of common stock at $1.00 per share each month until December, 1996. Mr. Hough's employment contract was terminated effective November 1, 1995 and pursuant to the termination provisions and mutually agreed to with the Board, he shall serve for an additional four months and is entitled to receive options to acquire a total of 300,000 shares of the Company's common stock exercisable at $1 per share.

(3) Mr. Gentry was elected President/COO in February, 1994 and was elected to the additional position of CEO in October, 1994. Mr. Gentry held these positions until December, 1994. In February, 1995, Mr. Gentry was awarded stock options to acquire 200,000 shares of Stock exercisable at $1.00 per share.

(4)    Mr. Steinke served as CEO from July, 1994 to October, 1994.

(5) Mr. Jones receives $6,000 per month for his services as Chief Financial Officer and Chief Executive Officer of the Company's manufacturing subsidiary. On September 27, 1995 he was awarded five year options to acquire 50,000 shares of stock pursuant to the Company's Incentive Stock Option Plan at a exercise price of $ 1.8125, the closing bid price on the date of grant. These Options are subject to the approval by the Shareholders of the Incentive Stock Option Plan.

(6) Mr. Douglas receives $6,000 per month for his services as Vice President and Secretary. On September 27, 1995 he was awarded five year options to acquire 50,000 shares of stock pursuant to the Company's Directors and Officers Stock Option Plan at a exercise price of $ 0.10. The above does not include options to acquire an additional 50,000 shares granted under the Company's Incentive Stock Option Plan which are subject to approval of the Incentive Stock Option Plan by the Shareholders.

(7)    Mr. Haggar receives $6,000 per month for his services as Treasurer.   On
       September 27, 1995 he was awarded five year options to acquire 50,000 shares of stock pursuant to the Company's Directors and Officers Stock Option Plan at a exercise price of $ 0.10. The above does not include options to acquire an additional 50,000 shares granted under the Company's Incentive Stock Option Plan which are subject to approval of the Incentive Stock Option Plan by the Shareholders.

Compensation of Directors

Directors are entitled to receive all out of pocket expenses incurred for attendance at Board or Committee meetings. In addition, all Directors, not otherwise employed or compensated by the Company, are entitled to receive $500 for each Board Meeting attended which may be taken as either cash, common stock at $1 per share or in health insurance benefits. In May, 1995 the Board of Directors reduced the prior Directors Fees of $1,500 to the present $500. Pursuant to these directors fees, during the fiscal year ended June 30, 1995 and for accrued but unpaid directors fees from prior fiscal years, Mr. Ricketts was issued 9,500 shares of common stock, Mr. Van Oosterhout was issued 5,000 shares of common stock, Mr. Meyer was issued 5,000 shares of common stock and Mr. Nelson was issued 500 shares of common stock. In addition, since August, 1995, Mr. Ricketts has received a fee of $3,000 per month for being Chairman of the Board. On October 12, 1995 Norman Meyer was awarded five year options to acquire 100,000 shares of stock and on September 27, 1995 Larry Nelson was awarded five year options to acquire 25,000 shares of stock both pursuant to the Company's Directors and Officers Stock Option Plan at a exercise price of $0.10 per share. Messrs. Meyer, Jones and Nelson in their capacities as Key Employees have also each been granted options to acquire an additional 50,000 shares under the Company's Incentive Stock Option Plan.

Other Arrangements


There are no other arrangements pursuant to which the Company's Directors receive compensation from the Company for services as Directors.


Termination of Employment and Change of Control Arrangement

There is no compensatory plan or arrangement with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with the Company, or from a change in the control of the Company.

Transactions with Management
The Company entered into the following transactions with entities in which certain of the Company's officers and directors may have a direct or indirect interest.

In June, 1995, the Company issued 390,400 shares of its common stock to River Capital Corporation upon the exercise of a common stock purchase warrant issued to River Capital in 1990. The Company received proceeds of $244,000 from the exercise of the warrant. Peter Van Oosterhout, a director of the Company is also the sole officer and director of River Capital Corporation.

In December, 1994, the Company exchanged a Note Receivable in the principal amount of $850,000 from Phoenix Medical Management, Inc.(PMM), for seventy percent (70%) of the outstanding common stock of PMM. Norman E. Meyer, a director of the Company and its President and Chief Executive Officer became a director of PMM following the transaction in order to represent Alanco's interest . Larry Nelson had been a director of PMM prior to the exchange and subsequently became a director of the Company and executive officer of Alanco Financial Services Corp. In addition, Mr. Nelson owns approximately 12% of the outstanding common stock of PMM. Subsequent to the acquisition of the interest in PMM, the Company sold a substantial portion of its investment for a Note Receivable and presently owns approximately 8% of the outstanding common stock of PMM.

In May, 1995, the Company acquired 100% of the capital stock of Unique Systems, Inc., doing business as National Affiliated Adjustment Company (NAAC) from KD International, Ltd., in exchange for 1,750,370 shares of the Company's common stock and 26 Shares of the Company's Class A Preferred Stock. Subsequent to the Company's acquisition and in a transaction independent of the Company's acquisition, Katherine Meyer, the wife of Norman E. Meyer, a director of the Company and its President and Chief Executive Officer, acquired the Class A Preferred Stock. Mrs. Meyer is the Chief Executive Officer and President of NAAC.

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Under Arizona law the matter contained in the material herein is the only issue that may be presented for consideration at this Special Shareholder Meeting
                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposal by a shareholder to be presented at the Company's 1996 Annual Meeting, including nominations for election as directors must be received at the offices of the Company, 4110 North Scottsdale Road, Suite 200, Scottsdale, Arizona 85251, no later than July 31, 1996.

                          DEAN A. DOUGLAS
                          SECRETARY

Scottsdale, Arizona
January 8, 1996




                                     PROXY
                  ALANCO ENVIRONMENTAL RESOURCES CORPORATION
                      SOLICITED BY THE BOARD OF DIRECTORS
    FOR THE SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD FEBRUARY 17, 1996

The undersigned hereby constitutes and appoints Norman E. Meyer, and Dean A. Douglas as substitute, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned's shares of the common stock and Class A Preferred Stock of Alanco Environmental Resources Corporation, an Arizona corporation, at the Annual Meeting of Shareholders to be held at The Aladdin Hotel, 3667 Las Vegas Boulevard South, Las Vegas, Nevada, at 10:00 a.m. Pacific Standard Time, on February 17, 1995, and any and all adjournments thereof, for the following purposes:

 1. The election of five (5) Directors of the Company: [Under Cumulative Voting the Shareholders May vote the number of Shares held times the number of directors being elected (5). Shareholders may either vote the number of shares held for each directors or concentrate their votes on a single or group of candidates. For example a Shareholder with 1,000 shares may cast a total of 5,000 votes (# of shares X 5 directors) for all, one or a select number of candidates.]

  ___  FOR all nominees listed below equally among all the nominees

                                       or

  Harold S. Carpenter ________ Shares   Steven H. Davis _________ Shares
  Bradley Gordon      ________ Shares   Norman E. Meyer _________ Shares
  Dennis Schlegel     ________ Shares

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE.

The undersigned hereby revokes any proxies as to said shares and heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders furnished therewith.

Dated: _________________, 1996        ____________________________________

                                      ____________________________________
                                      Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALANCO ENVIRONMENTAL RESOURCES CORPORATION. PLEASE SIGN AND RETURN THIS PROXY TO ALANCO ENVIRONMENTAL RESOURCES CORPORATION, 4110 NORTH SCOTTSDALE ROAD, SUITE 200, SCOTTSDALE, ARIZONA 85251. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.